UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Guardian Pharmacy Services, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

Guardian Pharmacy Services, Inc.

Annual Meeting of Stockholders

Tuesday, May 5, 2026 1:00 PM, Eastern Time

8909 Purdue Road, Suite 500, Indianapolis, IN 46268

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/GRDN

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 24, 2026.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 5, 2026 For Stockholders of record as of March 13, 2026

To order paper materials, use one of the following methods.

Internet:

www.investorelections.com/GRDN

Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

SEE REVERSE FOR FULL AGENDA

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Guardian Pharmacy Services, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR each of the nominees listed in PROPOSAL 1, FOR PROPOSALS 2 and 4 and for 1 YEAR on PROPOSAL 3.

PROPOSAL

1.	To elect Class II directors, to hold office until the annual meeting of stockholders to be held in 2029 and until their successors are duly elected and qualified.

1.01 John Ackerman

1.02 Randall Lewis

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

3.	To approve, on a non-binding advisory basis, the frequency of the Company’s future advisory votes to approve the compensation of the Company’s named executive officers.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.